Exhibit 99.1
F O R   I M M E D I A T E   R E L E A S E
August 5, 2009
For more information contact:
Scott Estes — (419) 247-2800
Mike Crabtree — (419) 247-2800
Health Care REIT, Inc.
Reports Second Quarter 2009 Results
Toledo, Ohio, August 5, 2009......Health Care REIT, Inc. (NYSE:HCN) today announced operating results for the company’s second quarter ended June 30, 2009.
“In today’s difficult environment, we continue to execute and meet earnings expectations,” commented George L. Chapman, chairman, chief executive officer and president of Health Care REIT, Inc. “We have now raised in excess of $1.7 billion of opportunistic, attractively priced capital since January 2008 through a combination of equity, secured debt and asset sales. This capital has de-levered our balance sheet and provided critical liquidity, while only modestly impacting year over year FFO and FAD growth. In addition, we are further strengthening our portfolio quality through targeted asset sales and the accelerated conversion of our state-of-the-art, customer-centric development projects.”
Recent Highlights.
•	Reported 2Q09 normalized FFO of $0.80 per share

•	Reported 2Q09 normalized FAD of $0.76 per share

•	Completed 2Q09 net new investments totaling $98.9 million

•	Completed year-to-date net investments totaling $228.4 million

•	Received $154.2 million in proceeds on property sales and loan payoffs year-to-date, generating $27.7 million of gains

•	Increased 2009 expected development conversions by $125.2 million

•	Increased secured debt guidance to approximately $300 million for the third quarter of 2009
Key Performance Indicators.

	2Q09	2Q08	Change	2009	2008	Change
Net income attributable to common stockholders (NICS) per diluted share	$0.53	$1.73	-69%	$1.09	$2.09	-48%
Normalized FFO per diluted share	$0.80	$0.85	-6%	$1.61	$1.65	-2%
Normalized FAD per diluted share	$0.76	$0.82	-7%	$1.52	$1.57	-3%
Dividends per common share	$0.68	$0.68	0%	$1.36	$1.34	1%
Normalized FFO Payout Ratio	85%	80%		84%	81%
Normalized FAD Payout Ratio	89%	83%		89%	85%
2Q09 Earnings. The following table summarizes certain items impacting NICS, FFO and FAD:

		NICS			FFO			FAD
	2Q09	2Q08	Change	2Q09	2Q08	Change	2Q09	2Q08	Change
Per diluted share	$0.53	$1.73	-69%	$0.80	$0.85	-6%	$0.82	$0.90	-9%
Includes impact of:
Gains on sales of real property (1)	$0.10	$1.32
Prepaid/straight-line rent cash receipts (2)							$0.07	$0.09
Per diluted share — normalized (a)				$0.80	$0.85	-6%	$0.76	$0.82	-7%

(a)	Amounts may not sum due to rounding

(1)	$10,677,000 and $118,168,000 of gains in 2Q09 and 2Q08, respectively.

(2)	$7,255,000 and $7,923,000 of receipts in 2Q09 and 2Q08, respectively.

2Q09 Earnings Release	August 5, 2009
2009 Year-To-Date Earnings. The following table summarizes certain items impacting NICS, FFO and FAD:

		NICS			FFO			FAD
	2009	2008	Change	2009	2008	Change	2009	2008	Change
Per diluted share	$1.09	$2.09	-48%	$1.59	$1.65	-4%	$1.63	$1.69	-4%
Includes impact of:
Gains on sales of real property (1)	$0.25	$1.34
Other items, net (2)	$(0.02)	$0.00		$(0.02)	$0.00		$(0.02)	$0.00
Prepaid/straight-line rent cash receipts (3)							$0.14	$0.12
Per diluted share — normalized (a)				$1.61	$1.65	-2%	$1.52	$1.57	-3%

(a)	Amounts may not sum due to rounding

(1)	$27,713,000 and $118,194,000 of gains in 2009 and 2008, respectively.

(2)	See reconciliations for other items.

(3)	$15,144,000 and $10,898,000 of receipts in 2009 and 2008, respectively.
Dividends for Second Quarter 2009. As previously announced, the Board of Directors declared a cash dividend for the quarter ended June 30, 2009 of $0.68 per share, as compared to $0.68 per share for the same period in 2008. The cash dividend will be paid on August 20, 2009 and will be the company’s 153rd consecutive quarterly dividend payment.
Outlook for 2009. The company is fine-tuning its normalized FFO and FAD guidance to reflect an increase in the secured debt capital anticipated during the remainder of the year. The company now expects to raise an additional $300  million of secured debt, up from the prior expectation of $200 to $300 million, at approximately 6.5% during the third quarter of 2009. Normalized FFO has been revised to a range of $3.11 to $3.18 per diluted share from $3.10 to $3.20 per diluted share. Normalized FAD has been revised to a range of $2.95 to $3.02 per diluted share from $2.96 to $3.06 per diluted share.
Net income attributable to common stockholders has been increased to a range of $1.81 to $1.88 per diluted share from $1.70 to $1.80 per diluted share. The increase in net income guidance is primarily due to the $10.7 million of additional gains on sales of real estate partially offset by the incremental secured debt assumptions.
The company reaffirms investment guidance comprised of funded new development of $600 million offset by dispositions of $200 to $300 million for net investments of $300 to $400 million.
The company’s guidance excludes any impairments, unanticipated additions to the loan loss reserve or other additional one-time items, including any additional cash payments other than normal monthly rental payments. Please see the exhibits for a reconciliation of the outlook for net income available to common stockholders to normalized FFO and FAD.
Conference Call Information. The company has scheduled a conference call on Thursday, August 6, 2009 at 10:00 a.m. Eastern Time to discuss its second quarter 2009 results, industry trends, portfolio performance and outlook for 2009. Telephone access will be available by dialing 888-346-2469 or 706-758-4923 (international). For those unable to listen to the call live, a taped rebroadcast will be available beginning two hours after completion of the call through August 20, 2009. To access the rebroadcast, dial 800-642-1687 or 706-645-9291 (international). The conference ID number is 18931327. To participate in the webcast, log on to www.hcreit.com or www.earnings.com 15 minutes before the call to download the necessary software. Replays will be available for 90 days through the same websites. This earnings release is posted on the company’s website under the heading News & Events.
Supplemental Reporting Measures. The company believes that net income attributable to common stockholders (NICS), as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers funds from operations (FFO) and funds available for distribution (FAD) to be useful supplemental measures of its operating performance. Historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time as evidenced by the provision for depreciation. However, since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies that use historical cost accounting to be

2Q09 Earnings Release	August 5, 2009
insufficient. In response, the National Association of Real Estate Investment Trusts (NAREIT) created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation from net income. FFO, as defined by NAREIT, means net income, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Normalized FFO represents FFO adjusted for unusual and non-recurring items. FAD represents FFO excluding net straight-line rental adjustments, amortization related to above/below market leases and amortization of non-cash interest expenses and less cash used to fund capital expenditures, tenant improvements and lease commissions at medical office buildings. Normalized FAD represents FAD excluding prepaid/straight-line rent cash receipts and adjusted for unusual and non-recurring items.
The company’s supplemental reporting measures and similarly entitled financial measures are widely used by investors and equity analysts in the valuation, comparison and investment recommendations of companies. The company’s management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, they are utilized by the Board of Directors to evaluate management. The supplemental reporting measures do not represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Please see the exhibits for reconciliations of the supplemental reporting measures.
About Health Care REIT. Health Care REIT, Inc., an S&P 500 company with headquarters in Toledo, Ohio, is a real estate investment trust that invests across the full spectrum of senior housing and health care real estate. The company also provides an extensive array of property management and development services. As of June 30, 2009, the company’s broadly diversified portfolio consisted of 620 properties in 39 states. More information is available on the company’s website at www.hcreit.com.
This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern and are based upon, among other things, the possible expansion of the company’s portfolio; the sale of properties; the performance of its operators/tenants and properties; its occupancy rates; its ability to acquire, develop and/or manage properties; its ability to enter into agreements with viable new tenants for vacant space or for properties that the company takes back from financially troubled tenants, if any; its ability to make distributions to stockholders; its policies and plans regarding investments, financings and other matters; its tax status as a real estate investment trust; its ability to appropriately balance the use of debt and equity; its ability to access capital markets or other sources of funds; its critical accounting policies; and its ability to meet its earnings guidance. When the company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The company’s expected results may not be achieved, and actual results may differ materially from expectations. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and senior housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company’s ability to transition or sell facilities with profitable results; the failure to make new investments as and when anticipated; acts of God affecting the company’s properties; the company’s ability to re-lease space at similar rates as vacancies occur; the company’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant bankruptcies or insolvencies; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future acquisitions; environmental laws affecting the company’s properties; changes in rules or practices governing the company’s financial reporting; and legal and operational matters, including real estate investment trust qualification and key management personnel recruitment and retention. Finally, the company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

2Q09 Earnings Release	August 5, 2009
HEALTH CARE REIT, INC.
Financial Supplement
CONSOLIDATED BALANCE SHEETS (unaudited)
(In thousands)

	June 30,
	2009	2008
Assets
Real estate investments:
Real property owned:
Land and land improvements	$518,213	$480,481
Buildings and improvements	4,715,571	4,486,489
Acquired lease intangibles	133,480	134,636
Real property held for sale, net of accumulated depreciation	48,824	42,153
Construction in progress	730,381	369,833

	6,146,469	5,513,592
Less accumulated depreciation and intangible amortization	(636,325)	(535,381)

Net real property owned	5,510,144	4,978,211
Real estate loans receivable:
Loans receivable	488,856	497,133
Less allowance for losses on loans receivable	(7,640)	(7,406)

Net real estate loans receivable	481,216	489,727

Net real estate investments	5,991,360	5,467,938

Other assets:
Equity investments	2,531	1,287
Deferred loan expenses	23,197	27,067
Cash and cash equivalents	79,505	25,078
Restricted cash	18,833	149,694
Receivables and other assets	132,233	133,950

	256,299	337,076

Total assets	$6,247,659	$5,805,014

Liabilities and equity
Liabilities:
Borrowings under unsecured lines of credit arrangements	$342,000	$744,000
Senior unsecured notes	1,811,590	1,829,054
Secured debt	543,842	465,399
Accrued expenses and other liabilities	89,290	107,267

Total liabilities	2,786,722	3,145,720

Equity:
Preferred stock	288,713	305,681
Common stock	111,733	89,981
Capital in excess of par value	3,454,399	2,575,682
Treasury stock	(7,587)	(5,110)
Cumulative net income	1,485,798	1,267,690
Cumulative dividends	(1,886,583)	(1,577,301)
Accumulated other comprehensive income	(1,016)	(8,546)
Other equity	5,369	3,548

Total Health Care REIT, Inc. stockholders’ equity	3,450,826	2,651,625
Noncontrolling interests	10,111	7,669

Total equity	3,460,937	2,659,294

Total liabilities and equity	$6,247,659	$5,805,014

2Q09 Earnings Release	August 5, 2009
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Revenues:
Rental income	$130,291	$118,125	$260,420	$231,203
Interest income	10,158	9,175	20,111	18,267
Other income	1,237	1,885	2,721	3,601

Gross revenues	141,686	129,185	283,252	253,071

Expenses:
Interest expense	26,698	33,335	53,941	67,844
Property operating expenses	11,525	10,697	22,943	21,409
Depreciation and amortization	39,608	35,437	79,297	70,637
General and administrative expenses	11,062	10,575	28,424	22,904
Gain on extinguishment of debt	0	0	(1,678)	(1,326)
Provision for loan losses	0	0	140	0

Total expenses	88,893	90,044	183,067	181,468

Income from continuing operations before income taxes	52,793	39,141	100,185	71,603

Income tax expense	(21)	(44)	(72)	(1,323)

Income from continuing operations	52,772	39,097	100,113	70,280

Discontinued operations:
Gain on sales of properties	10,677	118,168	27,713	118,194
Income from discontinued operations, net	1,310	3,994	3,577	8,242

	11,987	122,162	31,290	126,436

Net income	64,759	161,259	131,403	196,716
Less: Preferred dividends	5,516	5,784	11,039	11,931
Net income attributable to noncontrolling interests	3	65	5	127

Net income attributable to common stockholders	$59,240	$155,410	$120,359	$184,658

Average number of common shares outstanding:
Basic	110,864	89,294	109,548	87,698
Diluted	111,272	89,853	109,956	88,223

Net income attributable to common stockholders per share:
Basic	$0.53	$1.74	$1.10	$2.11
Diluted	0.53	1.73	1.09	2.09

Common dividends per share	$0.68	$0.68	$1.36	$1.34

2Q09 Earnings Release	August 5, 2009
Funds From Operations Reconciliation
(Amounts in 000’s except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Net income attributable to common stockholders	$59,240	$155,410	$120,359	$184,658
Depreciation and amortization (1)	40,731	39,630	82,057	79,203
Gain on sales of properties	(10,677)	(118,168)	(27,713)	(118,194)
Noncontrolling interests	(87)	(87)	(174)	(174)

Funds from operations	89,207	76,785	174,529	145,493
Non-recurring G&A expenses	0	0	3,909	0
Gain on extinguishment of debt	0	0	(1,678)	(1,326)
Provision for loan losses	0	0	140	0
Non-recurring income tax expense	0	0	0	1,325

Funds from operations — normalized	$89,207	$76,785	$176,900	$145,492

Average common shares outstanding:
Basic	110,864	89,294	109,548	87,698
Diluted	111,272	89,853	109,956	88,223

Per share data:
Net income attributable to common stockholders
Basic	$0.53	$1.74	$1.10	$2.11
Diluted	0.53	1.73	1.09	2.09

Funds from operations
Basic	$0.80	$0.86	$1.59	$1.66
Diluted	0.80	0.85	1.59	1.65

Funds from operations — normalized
Basic	$0.80	$0.86	$1.61	$1.66
Diluted	0.80	0.85	1.61	1.65

FFO Payout Ratio
Dividends per common share	$0.68	$0.68	$1.36	$1.34
FFO per diluted share	$0.80	$0.85	$1.59	$1.65

FFO payout ratio	85%	80%	86%	81%

FFO Payout Ratio — Normalized
Dividends per share	$0.68	$0.68	$1.36	$1.34
FFO per diluted share — normalized	$0.80	$0.85	$1.61	$1.65

FFO payout ratio — normalized	85%	80%	84%	81%

Notes:	(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.

2Q09 Earnings Release	August 5, 2009
Funds Available For Distribution Reconciliation
(Amounts in 000’s except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Net income attributable to common stockholders	$59,240	$155,410	$120,359	$184,658
Depreciation and amortization (1)	40,731	39,630	82,057	79,203
Gain on sales of properties	(10,677)	(118,168)	(27,713)	(118,194)
Noncontrolling interests	(16)	(8)	(32)	(17)
Gross straight-line rental income	(4,897)	(5,034)	(9,927)	(10,370)
Prepaid/straight-line rent receipts	7,255	7,923	15,144	10,898
Amortization related to above/(below) market leases, net	(368)	(199)	(724)	(462)
Non-cash interest expense	2,844	2,769	5,616	5,559
Cap-ex, tenant improvements, lease commissions	(2,733)	(1,162)	(5,158)	(1,927)

Funds available for distribution	91,379	81,161	179,622	149,348
Non-recurring G&A expenses	0	0	3,909	0
Gain on extinguishment of debt	0	0	(1,678)	(1,326)
Provision for loan losses	0	0	140	0
Non-recurring income tax expense	0	0	0	1,325
Prepaid/straight-line rent receipts	(7,255)	(7,923)	(15,144)	(10,898)

Funds available for distribution — normalized	$84,124	$73,238	$166,849	$138,449

Average common shares outstanding:
Basic	110,864	89,294	109,548	87,698
Diluted	111,272	89,853	109,956	88,223

Per share data:
Net income attributable to common stockholders
Basic	$0.53	$1.74	$1.10	$2.11
Diluted	0.53	1.73	1.09	2.09

Funds available for distribution
Basic	$0.82	$0.91	$1.64	$1.70
Diluted	0.82	0.90	1.63	1.69

Funds available for distribution — normalized
Basic	$0.76	$0.82	$1.52	$1.58
Diluted	0.76	0.82	1.52	1.57

FAD Payout Ratio
Dividends per common share	$0.68	$0.68	$1.36	$1.34
FAD per diluted share	$0.82	$0.90	$1.63	$1.69

FAD payout ratio	83%	76%	83%	79%

FAD Payout Ratio — Normalized
Dividends per common share	$0.68	$0.68	$1.36	$1.34
FAD per diluted share — normalized	$0.76	$0.82	$1.52	$1.57

FAD payout ratio — normalized	89%	83%	89%	85%

Notes:	(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.

2Q09 Earnings Release	August 5, 2009
Outlook Reconciliations
(Amounts in 000’s except per share data)

	Prior Outlook		Current Outlook
	Year Ended		Year Ended
	December 31, 2009		December 31, 2009
	Low	High	Low	High
FFO Reconciliation:
Net income attributable to common stockholders	$188,765	$199,865	$200,592	$208,342
Loss (gain) on sales of properties	(17,036)	(17,036)	(27,713)	(27,713)
Depreciation and amortization (1)	170,000	170,000	170,000	170,000

Funds from operations	341,729	352,829	342,879	350,629
Loss (gain) on extinguishment of debt	(1,678)	(1,678)	(1,678)	(1,678)
Provision for loan losses	140	140	140	140
Non-recurring G&A expenses (2)	3,909	3,909	3,909	3,909

Funds from operations — normalized	$344,100	$355,200	$345,250	$353,000

Per share data (diluted):
Net income attributable to common stockholders	$1.70	$1.80	$1.81	$1.88
Funds from operations	3.08	3.18	3.09	3.16
Funds from operations — normalized	3.10	3.20	3.11	3.18

FAD Reconciliation:
Net income attributable to common stockholders	$188,765	$199,865	$200,592	$208,342
Loss (gain) on sales of properties	(17,036)	(17,036)	(27,713)	(27,713)
Depreciation and amortization (1)	170,000	170,000	170,000	170,000
Gross straight-line rental income	(16,000)	(16,000)	(18,000)	(18,000)
Prepaid/straight-line rent receipts	7,889	7,889	15,144	15,144
Amortization related to above/(below) market leases, net	(1,300)	(1,300)	(1,300)	(1,300)
Non-cash interest expense	11,500	11,500	11,700	11,700
Cap-ex, tenant improvements, lease commissions	(10,000)	(10,000)	(10,000)	(10,000)

Funds available for distribution	333,818	344,918	340,423	348,173
Loss (gain) on extinguishment of debt	(1,678)	(1,678)	(1,678)	(1,678)
Provision for loan losses	140	140	140	140
Non-recurring G&A expenses (2)	3,909	3,909	3,909	3,909
Prepaid/straight-line rent receipts	(7,889)	(7,889)	(15,144)	(15,144)

Funds available for distribution — normalized	$328,300	$339,400	$327,650	$335,400

Per share data (diluted):
Net income attributable to common stockholders	$1.70	$1.80	$1.81	$1.88
Funds available for distribution	3.01	3.11	3.07	3.14
Funds available for distribution — normalized	2.96	3.06	2.95	3.02

Notes:	(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.

(2) Expenses recognized in connection with the departure of Raymond Braun.